UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2008

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

This Form 8-K is being filed for the principal purpose of providing, in one document, a description of the common stock of Susquehanna Bancshares, Inc. (the “Company”). In accordance with the interpretation of the staff of the Division of Corporate Finance of the Securities and Exchange Commission set forth in Section G.99 and H.29 of the Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997), the Company intends to incorporate by reference the description of the Company’s common stock in this Form 8-K in connection with future filings on Form S-3 and Form S-8 in lieu of incorporation by reference of a description of the common stock contained in Form S-14, as filed with the SEC on February 3, 1982 and amended on April 25, 1983 and referred to in a Form 8-K filed with the SEC on September 20, 1982, relating to the initial registration of Susquehanna as a successor filer to Farmers First Bank.

DESCRIPTION OF COMMON STOCK

The Company’s authorized common stock consists of two hundred million (200,000,000) shares of common stock, par value $2.00 per share (“Common Stock”). The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and shall not have the right to cumulate their votes. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for distribution. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. The holders of Common Stock have no preemptive rights and no right to convert their stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. The holders of Common Stock will have no liability for further calls or assessments and will not be personally liable for the payment of the debts of the Company except as they may be liable by reason of their own conduct or acts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ DREW K. HOSTETTER
Drew K. Hostetter
Chief Financial Officer

Dated: February 19, 2008